UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2010
THE GOODYEAR TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1144 East Market Street, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 796-2121
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
signature
EX-10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 8, 2010, the Board of Directors of The Goodyear Tire & Rubber Company (the “Company”), upon recommendation of the Company’s Compensation Committee, adopted The Goodyear Tire & Rubber Company Executive Severance Plan (the “Plan”). The Plan provides severance benefits to certain key employees if their employment is terminated by the Company and its affiliates other than for Cause (as defined in the Plan), death or disability. “Cause” generally means (i) the continued failure to substantially perform the participant’s duties with the Company or its affiliates, (ii) engaging in conduct which is demonstrably injurious to the Company or its affiliates, (iii) the commission of any felony or any crime involving fraud, breach of trust or misappropriation or (iv) any breach or violation of any agreement relating to the participant’s employment that materially and adversely affects the Company or its affiliates.
Plan participants will generally receive: (i) earned but unpaid base salary and annual incentive compensation and accrued paid vacation, sick leave, sabbatical, holiday and other paid time off; (ii) a pro-rated annual incentive payment based on actual performance for the entire fiscal year in an amount not to exceed the participant’s target annual incentive; (iii) a cash severance payment equal to the sum of the participant’s base salary and target annual incentive at the time of severance multiplied by the participant’s severance multiple, which is established by the Compensation Committee and currently ranges from 1.0x to 2.0x; (iv) continued health care coverage for a number of years equal to the participant’s severance multiple; and (v) outplacement services in an amount not to exceed $25,000.
To be eligible to receive the benefits described in clauses (ii) through (v) of the immediately preceding paragraph, the participant must execute a release and agree, among other things, not to compete with the Company or solicit its employees for a number of years equal to the participant’s severance multiple.
The Company’s Chief Executive Officer and President (Mr. Kramer), Chief Financial Officer (Mr. Wells) and General Counsel and Secretary (Mr. Bialosky) are participants in the Plan. Mr. Kramer’s severance multiple is 2.0x and Mr. Wells’ and Mr. Bialosky’s severance multiple is 1.5x. The Company’s Executive Chairman (Mr. Keegan) and President, Europe, Middle East and Africa (Mr. de Bok) will not be participants in the Plan.
The Plan became effective on June 8, 2010 and will continue in effect for three years, and thereafter will automatically renew for additional one-year periods unless the Company provides notice, at least 90 days prior to the end of the initial or extended term, of its intent not to renew the Plan.

The foregoing description of the Plan is qualified in its entirety by reference to the provisions of the Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
10.1 The Goodyear Tire & Rubber Company Executive Severance Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: June 11, 2010	By	/s/ David L. Bialosky

David L. Bialosky Senior Vice President, General Counsel and Secretary